Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122403) pertaining to the 1995 Stock Option and Restricted Stock Plan and the 2004 Equity Incentive Plan of Adeza Biomedical Corporation of our report dated February 25, 2005 with respect to the financial statements of Adeza Biomedical Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California
March 28, 2005